UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 17, 2001

(Date of earliest event reported)

HUFFY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

Huffy Corporation issued a press release announcing that net earnings for the second quarter were $0.8 million or $0.07 per common share, versus net earnings of $4.5 million or $0.44 per common share for the second quarter of 2000.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated July 17, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant	HUFFY CORPORATION

/s/ Robert W. Lafferty
Date: July 17, 2001	By: Robert W. Lafferty Vice President - Finance Chief Financial Officer and Treasurer

HUFFY

CORPORATION

Corporate Offices

NEWS RELEASE

Contact: Robert W. Lafferty

                V.P.- Finance, CFO & Treasurer

                (937) 865-5407

HUFFY CORPORATION ANNOUNCES SECOND QUARTER EARNINGS

SECOND QUARTER HIGHLIGHTS

     - SECOND QUARTER EARNINGS IN LINE WITH EXPECTATIONS

     - SALES AND EARNINGS IMPACTED BY SOFTNESS IN ECONOMY

     - OFFER MADE FOR CYCLING ASSETS OF SCHWINN/GT

MIAMISBURG, OHIO, JULY 17, 2001 - HUFFY CORPORATION (NYSE-HUF) today announced that net earnings for the second quarter were $0.8 million or $0.07 per common share, versus net earnings of $4.5 million or $0.44 per common share for the second quarter of 2000. Net earnings in the second quarter of 2000 included a pre-tax charge for restructuring and refinancing charges of $1.3 million, or $0.08 per common share as well as earnings from discontinued operations of $3.9 million or $0.38 per common share. Earnings from continuing operations for the second quarter of 2001 were $0.8 million or $0.07 per common share, compared to earnings for the same period last year, of $0.6 million or $0.06 per common share.

For the six month period ended June 30, 2001 net earnings were $1.8 million or $0.17 per common share versus earnings of $3.4 million or $0.33 per common share for the same period in 2000. Net earnings in the first half of 2000 included restructuring and refinancing charges of $2.4 million, or $0.24 per common share, earnings from discontinued operations of $4.7 million or $0.46 per common share and an extraordinary charge of $0.8 million or $0.08 per common share. Earnings from continuing operations for the six-month period ended June 30, 2001 were $1.8 million or $0.17 per common share, compared to a loss of $0.5 million or $0.05 per common share for the same period in 2000.

- more -

Net sales from continuing operations for the second quarter of 2001 were $86.9 million compared to sales of $122.0 million for the second quarter of 2000, a decrease of 28.8%. For the first six months of 2001, net sales from continuing operations were $168.1 million compared to sales of $222.1 million for the same period of 2000, a decrease of 24.3%. Gross margins for the second quarter were 13.9%, virtually identical to gross margins reported of 14.0% for the second quarter of 2000. On a year to date basis, corporate wide gross margins from continuing operations were 14.1%, essentially flat when compared to gross margins of 14.3% for the first six months of 2000.

In commenting on results for the second quarter, Don Graber, Chairman, President and CEO said, "We had anticipated that first half of 2001 could be challenging. The overall economy and the retail environment continue to be a challenge. As anticipated, second quarter sales have been well below expectations and last year. In the bicycle business, overall units are down compared to last year and a higher percentage of the bicycles sold are at opening price points. Lower priced bicycles tend to be those with lower margins. As retailers continue to focus on cost controls, sales in the service business are also running behind last year. There have been a few bright spots. The basketball backboard business had a good second quarter with sales running almost 18% ahead of last year."

"While we are disappointed in the slowness of the economic recovery and the weakness of the retail environment, our current business model has clearly helped to mitigate the impact of the softness in the economy. Had Huffy remained a U.S. based manufacturer, we would not have been able to hold margins essentially flat with a 24% drop in revenue. At this point, we do not expect to see the economy recover and a return to normalcy in the retail environment until 2002 and expect continued challenges on the revenue line. With a continuing emphasis on cost control and strong focus on cash generation, our balance sheet remains strong, with cash and short-term investments of $16.9 million."

Graber concluded by saying, "The third quarter could be both challenging and exciting. The focus on exploring a variety of strategic alternatives to enhance earnings and maximize value for our shareholders remains a key priority. We are pleased that the Board of Schwinn/GT Corp has accepted our offer to purchase the assets of the Schwinn/GT cycling business, and we will be following the actions of the Bankruptcy Court in Denver with great interest. The Schwinn/GT cycling business would be an excellent strategic fit within our existing bicycle business model. We will continue to work with our external financial advisors as we evaluate additional alternatives."

Huffy Corporation (NYSE-HUF) is a leading provider of consumer and retail services and the leading supplier of bicycles and home basketball equipment.

# # #

The discussion in this press release contains forward-looking statements and is qualified by the cautionary statements contained in the Company's report on Form 10-K, dated March 6, 2001.

- Table to follow -

HUFFY CORPORATION CONSOLIDATED STATEMENTS OF EARNINGS (Dollars in thousands, except per share data)
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2001	2000	2001	2000
Net sales	$86,864	$122,029	$168,107	$222,097
Gross profit	12,077	17,064	23,712	31,826
% to net sales	13.9%	14.0%	14.1%	14.3%
Selling, general and administrative expenses	11,089	11,601	21,132	24,496
Plant closure & manufacturing reconfiguration	--	1,610	--	3,328

Operating income	988	3,853	2,580	4,002

Other expense
Interest expense, net	86	2,538	492	4,507
Other	(337)	(124)	(754)	(136)
	(251)	2,414	(262)	4,371

Earnings (loss) before income taxes	1,239	1,439	2,842	(369)

Income tax expense (benefit)	471	803	1,080	116

Net earnings(loss) from continuing operations	768	636	1,762	(485)

Discontinued operations:
Income (loss) from discontinued operations, net of income tax expense of $1,962 and $2,470.	--	3,875	--	4,704

Net earnings (loss) before extraordinary item	$768	$4,511	$1,762	$4,219

Extraordinary earnings (loss), net of income tax benefit ($519)	--	--	--	(848)

Net earnings (loss)	$768	$4,511	$1,762	$3,371

Earnings per common share:
Weighted average number of common shares	10,502,865	10,265,031	10,491,116	10,253,238

DILUTED:
Earnings (loss) from operations	$0.07	$0.14	$0.17	$0.19
Earnings (loss) from reorganization and refinancing	--	($0.08)	--	($0.24)
Earnings (loss) from continuing operations	$0.07	$0.06	$0.17	($0.05)
Earnings (loss) from discontinued operations	--	$0.38	--	$0.46
Earnings (loss) from extraordinary charges	--	--	--	($0.08)
Net earnings (loss) per common share	$0.07	$0.44	$0.17	$0.33

BALANCE SHEET HIGHLIGHTS (Dollars in thousands, except per share data)

	June 30,	December 31,	June 30,
	2001	2000	2000
Cash and cash equivalents	$ 16,948	$ 4,334	$ 1,887
Receivables, net	47,273	79,811	78,083
Inventories	35,654	43,324	30,498
Prepaid expenses and other expenses	27,607	28,344	33,431
Net assets of discontinued operations	--	--	43,360
Total current assets	127,482	155,813	187,259
Property, plant and equipment, net	11,846	12,680	18,210
Intangibles and others	13,199	12,000	28,633
Total assets	$152,527	$180,493	$234,102

Notes payable and current portion
of long-term debt	$ --	$17,656	$94,683
Accounts payable and accruals	54,125	63,736	67,397
Income taxes and other	6,410	8,278	9,322
Total current liabilities	60,535	89,670	171,402
Long-term debt	--	--	--
Other liabilities	17,142	17,692	21,624
Shareholders' equity	74,850	73,131	41,076
Total liabilities and shareholders' equity	$152,527	$180,493	$234,102

Equity per common share outstanding	$7.28	$7.15	$4.03
Working capital ratio	2.1	1.7	1.1